Intellinetics, Inc. Board Announces

James F. DeSocio as New CEO,

Matthew L. Chretien Becomes CSO

COLUMBUS, OH – (September 26, 2017) – Intellinetics, Inc. (OTCQB: INLX), a cloud-based document solutions provider, announced that its Board of Directors has appointed James F. DeSocio as President & Chief Executive Officer, effective September 25, 2017. DeSocio was also appointed to the Board of Directors of Intellinetics, effective the same day. Matthew L. Chretien, the former President and Chief Executive Officer assumed the role of Chief Strategy Officer on September 25, 2017, and retains his roles as Chief Technology Officer and a member of the Intellinetics’ Board.

DeSocio comes to the Company with extensive experience in sales, marketing, international operations, mergers and acquisitions. He has over 20 years of experience managing and growing high tech, SaaS sales organizations. Most recently DeSocio was Chief Revenue Officer at Relayware, a global provider of Partner Relationship Management solutions platform that enables companies to manage high-performing partner programs and channel operations.

James F. DeSocio, President & CEO of Intellinetics, stated, “I am excited about the opportunities at Intellinetics where all of the pieces for success are in place: a robust product offering, standing presence in untapped vertical markets, key strategic OEM partners like Intel and Staples, and a strong foundation of channel resellers.”

DeSocio continued, “Coming off a successful exit and evaluating alternatives for my next steps, Intellinetics presented an opportunity to repeat the successful formula of rapidly growing customers and recurring SaaS sales. Matt and the rest of the Intellinetics team are the ideal group for me to work with.”

While DeSocio was Chief Revenue Officer at Relayware, the company doubled subscription revenue and tripled the customer base over a two-year period. Relayware merged with Zift Solutions in July 2017. Previous to Relayware, DeSocio served in executive leadership positions at XRS Corp., Antenna Software, and Lawson Software where he was responsible for the growth of company revenues, including new sales subscriptions, consulting services, subscription renewals and professional services. Notably, after the significant customer growth at XRS during his time of service, that company was bought by Omnitracs, a Vista private equity company. After presiding over three years of strong sales at Lawson Software, that company completed a successful IPO.

Matthew L. Chretien, CSO and CTO of Intellinetics, added, “This is the perfect time for Jim to become Intellinetics’ next CEO. We’ve selected a very strong leader with an incredible pedigree in growing recurring SaaS revenues and getting the most out of channel partner performance. We could not have found a better colleague than Jim.”

IntelliCloudTM – Powered by the Intel® NUC

IntelliCloud™ is a cloud-based document management platform that is optimized for the vast SMB market segment and business teams within large enterprises who are stuck with paper in business-critical processes. Thousands and thousands of people at any given moment depend upon IntelliCloud to perform their work. IntelliCloud, which is strategically packaged with Intel® technology, provides Law Enforcement Grade security and compliance tools and is supported by a growing network of market-leading reseller partners. Resellers often attach IntelliCloud to the software, hardware, and/or services they already sell, without the sales or technical complexity of other less effective options in the market.

About Intellinetics, Inc.

Intellinetics, Inc. is a Columbus, Ohio-based ECM software company. Its flagship IntelliCloudTM platform is ideal for embedded work teams in businesses of any size stuck in document-centric processes that are not optimized. IntelliCloud offers a painless way to merge those documents into digital workflows, increasing service levels, compliance and customer satisfaction while decreasing costs and risk. Intellinetics collaborated with Intel® to create its IntelliCloud Channel Program that enables resellers to easily embed IntelliCloud into the copiers, productivity software and services they already provide. IntelliCloud provides dealers a “deploy once, use many” innovation where one IntelliCloud customer sale/activation creates endless possibilities to add other software applications that deliver more value and increase revenue. For additional information, please visit: www.intellinetics.com.

Cautionary Statement

Statements in this press release which are not purely historical, including statements regarding future business and new revenues associated with any channel partner, distribution partner, reseller, or other relationship; Intellinetics’ future revenues and growth; market penetration; execution of Intellinetics’ business plan; and other intentions, beliefs, expectations, representations, projections, plans or strategies regarding future growth, financial results, and other future events are forward-looking statements. The forward-looking statements involve risks and uncertainties including, but not limited to, the risks associated with the effect of changing economic conditions, trends in the products markets, variations in Intellinetics’ cash flow or adequacy of capital resources, market acceptance risks, the success of Intellinetics’ channel partners and distribution partners, technical development risks, and other risks and uncertainties discussed in Intellinetics’ most recent annual report on Form 10-K and subsequently filed Form 10-Qs and Form 8-Ks. Intellinetics cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Intellinetics disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release. Expanded and historical information is made available to the public by Intellinetics on its website at www.intellinetics.com or at www.sec.gov.

CONTACT:

Joe Spain, CFO

Intellinetics, Inc.

614.921.8170 investors@intellinetics.com